Exhibit 99.1

Contact:

Lee Jacobson

Investor Relations

617.638.2065

Janice Walker

Corporate Communications

617.638.2047

News for Immediate Release

First Marblehead Announces Full Year and

Fourth Quarter Fiscal 2008 Results

BOSTON, MA, August 21, 2008 – The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the fourth quarter of fiscal 2008 and for the fiscal year ended June 30, 2008.

For the fiscal year ended June 30, 2008, the company recorded a net loss of $235.1 million or $2.46 per diluted share compared to net income of $371.3 million or $3.92 per diluted share for the fiscal year ended June 30, 2007. For the fourth fiscal quarter, the company recorded a net loss of $56.6 million or $0.57 per diluted share compared to net income of $78 million or $0.83 per diluted share for the fiscal quarter ended June 30, 2007. Total revenues for the fiscal year ended June 30, 2008 were $(28.4) million, compared to $881 million for the same period last year. Revenues declined principally as a result of illiquidity in the financing market for private student loans, leading to the company’s inability to complete a securitization transaction during the last three fiscal quarters. In addition, adjustments made to certain assumptions used to estimate the fair value of service receivables, net of time value accretion, resulted in a $532.9 million pre-tax decrease in their total value. The voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code filed by The Education Resources Institute Inc. (TERI) on April 7, 2008 had a significant negative impact on the estimate of the fair value of service receivables for the year ended June 30, 2008.

During the fourth quarter of fiscal 2008, facilitated loan volume that was available to the company for securitization totaled $268 million, down 66% over the same period last year. The rolling twelve-month facilitated loan volume increased to $5.0 billion, up 17% for the twelve months ended June 30, 2008.

“Our fiscal results were negatively affected by the unprecedented market disruptions and TERI’s bankruptcy, but the company looks forward to better results as we continue to adapt our business model to meet the very strong demand for high quality private student loans. This week’s announcement of the completion of GS Capital Partners’ investment of an additional $132.7 million further strengthens the company’s balance sheet and positions the company for success in the future,” said Jack L. Kopnisky, First Marblehead's Chief Executive Officer and President.

First Marblehead plans to host a conference call with investors/analysts in September.

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Page two

Fiscal 2008 Earnings

About The First Marblehead Corporation – First Marblehead provides financial solutions that help students achieve their dreams. The company helps meet the growing demand for private education loans by offering national and regional financial institutions and educational institutions an integrated suite of design, implementation and capital market services for student loan programs. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans. For more information, go to www.firstmarblehead.com.

Statements in this press release, including the tables, regarding First Marblehead’s future financial and operating results, business model and the demand for private student loans, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts and on our plans, estimates and expectations as of August 21, 2008. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates or expectations contemplated by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operational results, including the performance of securitization trusts and resulting cash flows, facilitated loan volumes or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: our ability to structure securitizations or alternative financings; the size, structure and timing of any securitizations or alternative financings; the demand for, and market acceptance of, loan programs that are not TERI-guaranteed, including our success in providing such alternatives to former, current and prospective clients; the inability of TERI to meet its guaranty obligations with regard to loans held by the securitization trusts; TERI’s rejection of its guaranty obligations, or challenges to the trusts’ security interests in segregated reserve accounts pledged by TERI to the trusts, in the context of TERI’s bankruptcy; degradation of credit quality or performance of the loan portfolios of the trusts First Marblehead has structured; the estimates we make and the assumptions on which we rely in preparing our financial statements; continued variance between the actual performance of securitization trusts and the key assumptions we have used to estimate the present value of additional structural advisory fees and residual revenues; and the other factors set forth under the caption "Item 1A. Risk Factors” in First Marblehead's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2008. Important factors that could cause or contribute to differences between the actual performance of the securitization trusts and our key assumptions include economic, regulatory, competitive and other factors affecting prepayment, default and recovery rates on the underlying securitized loan portfolio; capital market receptivity to private student loan asset-backed securities; trust expenses; and interest rate trends, including with regard to auction rate notes. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

-financial tables to follow-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Fiscal Years Ended June 30, 2008 and 2007

(Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,		Fiscal years ended June 30,
	2008	2007	2008	2007
Service revenues:
Up-front structural advisory fees	$56	$91,545	$179,106	$457,352
Additional structural advisory fees:
From new securitizations	—	9,409	24,304	43,984
Trust updates	(22,506)	823	(44,106)	1,363

Total additional structural advisory fees	(22,506)	10,232	(19,802)	45,347
Residuals
From new securitizations	—	43,303	116,972	182,744
Trust updates	(37,548)	9,613	(488,832)	29,548

Total residuals	(37,548)	52,916	(371,860)	212,292
Processing fees from TERI	17,683	35,884	126,540	134,845
Administrative and other fees	1,878	6,496	31,985	21,497

Total service revenues	(40,437)	197,073	(54,031)	871,333
Net interest income	6,664	2,757	25,622	9,371

Total revenues	(33,773)	199,830	(28,409)	880,704

Non-interest expenses:
Compensation and benefits	17,328	26,470	96,735	111,364
General and administrative expenses	46,478	41,006	261,812	141,591

Total non-interest expenses	63,806	67,476	358,547	252,955
Income (loss) from Operations	(97,579)	132,354	(386,956)	627,749
Other Income	—	3	—	16

Income (loss) before income taxes	(97,579)	132,357	(386,956)	627,765
Income tax expense (benefit)	(40,908)	54,357	(151,880)	256,434

Net income (loss)	$(56,671)	$78,000	$(235,076)	$371,331

Net income (loss) per share, basic	$(0.57)	$0.83	$(2.46)	$3.94
Net income (loss) per share, diluted	(0.57)	0.83	(2.46)	3.92
Cash dividends declared per share	—	0.25	0.395	0.62
Weighted average shares outstanding, basic	98,878	93,770	95,732	94,296
Weighted average shares outstanding, diluted	98,878	94,197	95,732	94,845

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The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

As of June 30, 2008 and June 30, 2007

(Unaudited)

(amounts in thousands)

	June 30, 2008	June 30, 2007
Assets
Cash, cash equivalents and investments	$140,909	$224,587
Federal funds sold	80,215	10,334
Loans held for sale	497,324	37,052
Service receivables:
Structural advisory fees	113,842	133,644
Residuals	293,255	665,115
Processing fees from TERI	4,086	10,909

Total service receivables	411,183	809,668

Property and equipment, net	37,681	41,911
Goodwill	1,701	4,878
Intangible assets, net	1,956	2,597
Prepaid income taxes	—	49,345
Other prepaid expenses	15,377	26,904
Mortgage loans, held to maturity, net	10,754	—
Other assets	3,798	7,187

Total assets	$1,200,898	$1,214,463

Liabilities and Stockholders' Equity
Liabilities:
Deposits	$244,113	$53,523
Accounts payable and accrued expenses	20,543	59,044
Education loan warehouse facility	242,899	—
Income taxes payable	31,275	—
Net deferred income tax liability	10,385	247,748
Other liabilities	14,071	11,528

Total liabilities	563,286	371,843

Total Stockholders' Equity	637,612	842,620

Total liabilities and stockholders' equity	$1,200,898	$1,214,463

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The First Marblehead Corporation and Subsidiaries

Loan Facilitation Metrics

(Dollars in Millions)

	June 30, 2008	June 30, 2007	% Increase (Decrease)
Q4 Volume of Loans Available for Securitization
Direct-to-Consumer Loans	$199	$703	(72%)
School Channel Loans	67	88	(24%)

Private Label Loans	266	791	(66%)
GATE Loans	2	1	100%

Total Loan Facilitation Volume Available for Securitization	$268	$792	(66%)

Rolling Twelve Month Volume of Loans Available for Securitization
Direct-to-Consumer Loans	$3,726	$2,973	25%
School Channel Loans	728	808	(10%)

Private Label Loans	4,454	3,781	18%
GATE Loans	66	92	(28%)

Total Loan Facilitation Volume Available for Securitization	$4,520	$3,873	17%

Q4 Volume of Loans Not Available for Securitization
Direct-to-Consumer Loans	$—	$1	(100%)
School Channel Loans	4	46	(91%)

Total Loan Facilitation Volume Not Available for Securitization	$4	$47	(91%)

Rolling Twelve Month Volume of Loans Not Available for Securitization
Direct-to-Consumer Loans	$2	$19	(89%)
School Channel Loans	482	400	21%

Total Loan Facilitation Volume Not Available for Securitization	$484	$419	16%

Percentage of Loans Available for Securitization
Q4	99%	94%
Rolling Twelve Months	90%	90%
End of period Principal Balance of Loans Available for Securitization but not yet Securitized(1)
Direct-to-Consumer Loans	$2,562	$401
School Channel Loans	770	429

Private Label Loans	3,332	830
GATE Loans	67	2

Total Loan Principal Available for Securitization but not yet securitized	$3,399	$832	309%

(1)	Includes $1.125 billion principal amount of loans with respect to which our purchase rights terminated subsequent to June 30, 2008 in the context of the TERI reorganization.

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The First Marblehead Corporation and Subsidiaries

Balance Sheet Metrics

Roll-forward of Structural Advisory Fees and Residuals Receivables

(Dollars in Thousands)

	Three Months Ended June 30, 2008	Year Ended June 30, 2008
Structural Advisory Fees Receivable
Beginning of period balance	$136,348	$133,644
Additions from new securitizations	—	24,304
Trust updates:
Passage of time (fair value accretion)	2,538	10,258
Assumption Changes:
Change in timing and average prepayment rate	—	(3,535)
Increase in discount rate	(29,737)	(53,515)
Increase in timing and average default rate	(62)	(2,961)
Other factors	4,755	5,647

Net change	(22,506)	(44,106)

End of period balance	$113,842	$113,842

Residuals Receivable
Beginning of period balance	$330,803	$665,115
Additions from new securitizations	—	116,972
Trust updates:
Passage of time (fair value accretion)	11,147	75,070
Assumption Changes:
Change in timing and average prepayment rate	11,832	(34,765)
Increase in discount rate	(36,863)	(129,169)
Increase in timing and average default rate	(7,706)	(49,929)
Increase in auction rate notes spread	—	(93,813)
TERI's inability to pay claims	—	(219,553)
Increase in deliquency and collection costs	(15,946)	(15,946)
Other factors	(12)	(20,727)

Net change	(37,548)	(488,832)

End of period balance	$293,255	$293,255

Note: Factors affecting the valuation of structural advisory fees and residuals receivables include changes, if any, to the assumptions we use in estimating the fair value of these receivables. In light of recent developments in the asset-backed securities market and our ongoing evaluation of actual trust performance, we changed certain assumptions used to determine the fair value of our residual and structural advisory fee receivables at June 30, 2008. We continue to monitor the performance of trust assets against our expectations, as well as other inputs necessary to estimate the present value of our structural advisory fee and residuals receivables. We will make such additional adjustments to our estimates as we believe are necessary to value properly our receivables balances at each balance sheet date.

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